UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12
Specialty Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a letter sent to clients dated October 5, 2005.

October 5, 2005

Dear Valued Client:

We are very excited about the upcoming merger with AmeriPath, Inc. announced Friday, September 30, 2005 and what this represents in terms of improved service levels and broader range of testing available to our clients. AmeriPath is one of the leading providers of anatomic pathology testing in the United States, offering services complementary to the specialized clinical reference testing menu of Specialty Laboratories. Let me emphasize that Specialty Laboratories will remain a distinct operating division and the Esoteric Testing Division Headquarters for the new combined company. This merger demonstrates Specialty Laboratories' and AmeriPath's commitment to hospital and reference laboratories and the opportunity to build on both companies' leadership positions, complementary skill sets and service levels in order to provide overall service enhancements to our clients.

        We anticipate a number of improvements in 2006 arising from the merger between Specialty and AmeriPath including:

  •
  Unification of a non-competing, full-service, clinical and anatomic pathology laboratory resource for physicians, hospitals, health systems and regional laboratories

  •
  Easy access to a network of more than 400 pathologists and medical specialists for consultation on assay utility and interpretation of results

  •
  A collective process for ordering and resulting a broader range of esoteric tests and cutting-edge anatomic pathology testing services

  •
  Enhanced, full-service clinical and pathology outreach partnership solutions

While Specialty's new Valencia facility will remain the primary site for esoteric testing and R&D, the presence of AmeriPath on the East Coast represents an opportunity to expand our geographic presence to better support the needs of the medical community throughout North America, as well as Central and South America.

We are pleased about this exciting development that will position Specialty well for the future and enable us to serve our clients more comprehensively. If you have any questions, please contact your Sales Representative or feel free to call me at 800-421-7110, ext. 6693.

Sincerely,

Vicki DiFrancesco
Senior Vice President, Sales and Marketing
vdifrancesco@specialtylabs.com

Important Notice for Investors

The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the transaction. Investors are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the proxy statement and other documents free-of-charge from the Company, Attention: Investor Relations, 27027 Tourney Road, Valencia, CA 91355.

The directors, executive officers and certain other members of management of the Company may be soliciting proxies in favor of the proposed transaction from the Company's shareholders. For information about these directors, executive officers and members of management, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is available at the SEC'S website (www.sec.gov) and from the Company at the address provided in the preceding paragraph.